Exhibit 99.1

        Robocom Systems International Inc. Reports Financial Results for
                                1st Quarter 2005

MASSAPEQUA, NY, October 7, 2004 - Robocom Systems International Inc. (OTCBB:
RIMS) announced its results for the first quarter of fiscal 2005.

For the three months ended August 31, 2004, Robocom reported net income of $121,582 ($0.027 per fully diluted share) as compared with $5,259 ($0.001 per fully diluted share) in the year-ago quarter. Revenues grew to $892,762 from $669,476 in the year-ago quarter. This was Robocom's eighth consecutive profitable quarter.

Due to the improved operational results, Robocom received a $500,000 line of credit from North Fork Bank on September 27, 2004. Borrowings under this line of credit, which expires on August 1, 2005, bear interest at the North Fork Prime Rate plus one percent.

Irwin Balaban, Robocom's President and CEO, noted, "Although our sales cycles continue to be effected by current economic uncertainties, we have remained committed to our strategy to increase profitability. Our RIMS(TM) product is a flexible, cost-effective, WMS that integrates with leading front-end business systems to provide supply chain visibility critical to success in today's global marketplace."

Robocom Systems International Inc. (www.robocom.com) develops, markets and supports advanced Warehouse Management Systems software that enables customers to expand productivity, reduce costs and increase profits. Contact: Judy Frenkel of Robocom at 516-795-5100 or jfrenkel@robocom.com.


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                       ROBOCOM SYSTEMS INTERNATIONAL INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                               Quarter Ended
                                                                 August 31,
                                                             2004          2003
                                                             ----          ----

Revenues                                                   $   892       $   669
Cost of revenues                                               353           345
                                                           ---------------------
Gross margin before amortization                               539           324
Software amortization                                          189           189
                                                           ---------------------
Gross margin                                                   350           135
Selling, general & administrative expenses                     229           126
                                                           ---------------------
Income from operations                                         121             9
Interest expense                                                --             4
                                                           ---------------------
Income before provision for income taxes                       121             5
Provision for income taxes                                      --            --
                                                           ---------------------
Net income                                                 $   121       $     5
                                                           =====================

Net income per basic share                                 $ 0.027       $ 0.001
                                                           =====================
Net income per diluted share
                                                           $ 0.027       $ 0.001
                                                           =====================
Weighted average shares outstanding:
Basic                                                        4,496         4,496
                                                           =====================
Diluted                                                      4,574         4,496
                                                           =====================

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Forward Looking Statements: This news release contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, general economic and business conditions; industry trends; changes in demand for the Company's product; the timing of orders received from customers; announcements or changes in pricing policies by the Company or its competitors; unanticipated delays in the development, market acceptance or installation of the Company's products; availability of management; and availability, terms and deployment of capital.
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